Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet as of June 30, 2008 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2007 and the six months ended June 30, 2008 are based on the historical financial statements of Advent Software, Inc. and Tamale Software, Inc. after giving effect to Advent’s acquisition of Tamale on October 1, 2008 as more fully described at Item 2.01 of this Form 8-K/A and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of June 30, 2008 is presented as if the acquisition of Tamale had occurred on June 30, 2008.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2008 and year ended December 31, 2007 are presented as if the Tamale acquisition had occurred on January 1, 2007 and were carried forward through each of the respective periods.

The acquisition has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets acquired and liabilities assumed based on various estimates. These preliminary estimates and assumptions are subject to change during the purchase price allocation period (generally one year from the acquisition date) as we finalize the valuations of net tangible assets, intangible assets and in-process research and development acquired.

The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only in accordance with Article 11 of SEC Regulation S-X and are not necessarily indicative of the consolidated financial position or results of operation in future periods or the results that actually would have been realized had Advent and Tamale been a combined company during the specified periods. Certain reclassification adjustments have been made in the presentation of Tamale historical amounts to conform Tamale’s financial statement basis of presentation to that followed by Advent. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with Advent’s historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2007 and its Form 10-Q for the three months ended June 30, 2008, and Tamale’s historical consolidated financial statements for the year ended December 31, 2007 and for the six months ended June 30, 2008, which are included as Exhibits 99.2 and 99.3, respectively, to this Form 8-K/A.

ADVENT SOFTWARE, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET OF ADVENT AND TAMALE

As of June 30, 2008

(In thousands)

(Unaudited)

	Historical		Pro Forma
	Advent	Tamale	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$82,443	$262	$(28,043)	(a)	$54,662
Accounts receivable, net	41,401	1,260	—		42,661
Deferred taxes, current	10,288	—	—		10,288
Prepaid expenses and other	19,949	655	(193)	(d)	20,411
Total current assets	154,081	2,177	(28,236)		128,022
Property and equipment, net	33,558	744	—		34,302
Goodwill	108,600	—	49,858	(b)	158,458
Other intangibles, net	7,644	—	22,900	(b)	30,544
Deferred taxes, long-term	70,980	—	4,393	(l)	75,373
Notes receivable, related parties	—	249	(249)	(i)	—
Other assets, net	11,122	472	—		11,594

Total assets	$385,985	$3,642	$48,666		$438,293

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,417	$97	$—		$7,514
Accrued liabilities	23,734	489	460	(c)	24,683
Deferred revenues	124,287	2,440	(750)	(d)	125,977
Income taxes payable	3,065	—	—		3,065
Total current liabilities	158,503	3,026	(290)		161,239
Deferred income taxes	811	—	9,602	(e)	10,413
Deferred revenue, long-term	6,336	—	—		6,336
Other long-term liabilities	16,195	66	—		16,261

Total liabilities	181,845	3,092	9,312		194,249

Commitments and contingencies

Stockholders’ equity:
Common stock	268	2	(2)	(f)	277
			9	(g)

Subscription receivable	—	(251)	251	(i)	—

Additional paid-in capital	338,843	13,485	(13,485)	(f)	378,738
			39,895	(g)

Accumulated deficit	(151,695)	(12,686)	12,686	(f)	(151,695)

Accumulated other comprehensive income	16,724	—	—		16,724

Total stockholders’ equity	204,140	550	39,354		244,044

Total liabilities and stockholders’ equity	$385,985	$3,642	$48,666		$438,293

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements are an integral part of these financial statements.

ADVENT SOFTWARE, INC.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS OF ADVENT AND TAMALE

For the year ended December 31, 2007

(In thousands, except per share data)

(Unaudited)

	Historical		Pro Forma
	Advent	Tamale	Adjustments		Combined

Net revenues:
Term license, maintenance and other recurring	$166,540	$6,402	$—		$172,942
Perpetual license fees	26,504	—	—		26,504
Professional services and other	22,259	328	—		22,587

Total net revenues	215,303	6,730	—		222,033

Cost of revenues:
Term license, maintenance and other recurring	38,008	2,592	—		40,600
Perpetual license fees	851	—	—		851
Professional services and other	27,464	253	—		27,717
Amortization of developed technology	1,567	—	2,920	(h)	4,487

Total cost of revenues	67,890	2,845	2,920		73,655

Gross margin	147,413	3,885	(2,920)		148,378

Operating expenses:
Sales and marketing	55,422	2,258	—		57,680
Product development	41,869	3,752	—		45,621
General and administrative	34,799	2,410	—		37,209
Amortization of other intangibles	1,879	—	1,218	(h)	3,097
Acquired in-process research and development	150	—	—		150
Restructuring charges	965	—	—		965

Total operating expenses	135,084	8,420	1,218		144,722

Income (loss) from operations	12,329	(4,535)	(4,138)		3,656

Interest expense	(1,181)	—	—		(1,181)
Interest income and other, net	1,966	170	(1,219)	(a)	917
Gain on sale of equity investments, net	3,680	—	—		3,680

Income (loss) before income taxes	16,794	(4,365)	(5,357)		7,072

Provision for (benefit from) income taxes	4,163	—	(1,899)	(j)	(66)
			(2,330)	(k)

Net income	$12,631	$(4,365)	$(1,128)		$7,138

Net income per share:
Basic	$0.48				$0.26
Diluted	$0.45				$0.25

Weighted average shares used to compute basic and diluted net income per share
Basic	26,495		906		27,401
Diluted	28,067		906		28,973

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements are an integral part of these financial statements.

ADVENT SOFTWARE, INC.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS OF ADVENT AND TAMALE

For the six months ended June 30, 2008

(In thousands, except per share data)

(Unaudited)

	Historical		Pro Forma
	Advent	Tamale	Adjustments		Combined
Net revenues:
Term license, maintenance and other recurring	$99,977	$4,440	$—		$104,417
Perpetual license fees	10,867	—	—		10,867
Professional services and other	14,656	438	—		15,094

Total net revenues	125,500	4,878	—		130,378

Cost of revenues:
Term license, maintenance and other recurring	22,313	1,484	—		23,797
Perpetual license fees	541	—	—		541
Professional services and other	16,245	236	—		16,481
Amortization of developed technology	1,454	—	1,460	(h)	2,914

Total cost of revenues	40,553	1,720	1,460		43,733

Gross margin	84,947	3,158	(1,460)		86,645

Operating expenses:
Sales and marketing	31,016	1,140	—		32,156
Product development	25,898	2,480	—		28,378
General and administrative	18,459	1,014	—		19,473
Amortization of other intangibles	729	—	609	(h)	1,338
Restructuring charges	55	—	—		55

Total operating expenses	76,157	4,634	609		81,400

Income (loss) from operations	8,790	(1,476)	(2,069)		5,245
Interest and other income, net	3,786	18	(472)	(a)	3,332

Income (loss) before income taxes	12,576	(1,458)	(2,541)		8,577

Provision for income taxes	2,586	—	(607)	(j)	922
			(1,057)	(k)

Net income (loss)	$9,990	$(1,458)	$(877)		$7,655

Net income per share:
Basic	$0.37				$0.28
Diluted	$0.36				$0.26

Weighted average shares used to compute net income per share:
Basic	26,641		906		27,547
Diluted	28,046		906		28,952

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements are an integral part of these financial statements.

NOTES TO PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

Note 1—Basis of Presentation

On October 1, 2008, Advent Software, Inc. (“Advent” or the “Company”) completed the acquisition of Tamale Software, Inc. (“Tamale”). Tamale provides software solutions designed specifically to help investment professionals manage their investment ideas more effectively and easily access all of the firm’s research.  The total purchase price of approximately $68 million includes cash of $28 million and 906,000 shares of common stock valued at approximately $40 million.

The unaudited pro forma condensed combined balance sheet at June 30, 2008 is presented to give effect to Advent’s acquisition of Tamale as if the transaction had been consummated on that date. The unaudited pro forma condensed combined balance sheet at June 30, 2008 gives effect to Advent’s acquisition of Tamale using the purchase method of accounting and applies the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined statements of operations of Advent and Tamale for the year ended December 31, 2007 and the six months ended June 30, 2008 are presented as if Advent’s acquisition of Tamale had been consummated on January 1, 2007. The unaudited pro forma condensed combined statements of operations of Advent and Tamale for the year ended December 31, 2007 and six months ended June 30, 2008 have been prepared using the historical consolidated statements of operations data of Advent and Tamale for the year ended December 31, 2007 and the six months ended June 30, 2008 and giving effect to Advent’s acquisition of Tamale using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to these unaudited pro forma condensed combined financial statements.

Note 2—Preliminary Purchase Price

The unaudited pro forma condensed combined financial statements reflect an estimated preliminary purchase price of approximately $68 million, which was comprised of approximately $28 million in cash and 906,000 shares of Advent common stock.  For accounting purposes, the stock portion of the consideration is valued at approximately $40 million based on the average closing price of our common stock surrounding the acquisition announcement date of September 4, 2008. The total preliminary purchase price of the Tamale acquisition is as follows (in thousands):

Cash	$28,043
Fair value of Advent common stock issued	39,904
Direct transaction costs	460

Total preliminary purchase price	$68,407

Under the purchase method of accounting, the total preliminary purchase price as shown in the table above is allocated to Tamale’s net tangible assets, intangible assets, and in-process research and development based on their estimated fair values as of October 1, 2008. The excess of the purchase price over the net tangible assets, intangible assets, and in-process research and development acquired was recorded as goodwill. The allocation of the purchase price is preliminary because final analyses of the transaction costs, intangible assets, and deferred revenue are not yet complete and are subject to change within the purchase price allocation period (generally one year from the acquisition date). A final determination of required purchase accounting adjustments will be made upon the receipt of information required to complete Advent’s analyses, which is expected to occur during the fourth quarter of 2008. The allocation of the preliminary purchase price and the estimated useful lives and first year amortization on an annualized basis associated with certain assets is as follows (in thousands):

			Estimated
		First Year	Useful Life
	Amount	Amortization	(in years)

Net assets	$458	$—	n/a
Identifiable intangible assets
Existing technology	12,100	2,420	5
In-process research and development	400	—	n/a
Core technology	2,500	500	5
Customer contracts and related relationships	7,100	888	8
Trade name / trademarks	900	180	5
Non-competition agreements	300	150	2
Deferred tax assets	4,393	—	n/a
Deferred tax liabilities	(9,602)	—	n/a
Goodwill	49,858	—	n/a

Total preliminary purchase price	$68,407	$4,138

Preliminary amortizable intangible assets totaling $22.9 million consist of existing technology, core technology, customer contracts and related relationships, trade name and trademarks, and non-competition agreements with useful lives not exceeding eight years.

Preliminary deferred tax assets of $4.4 million include tax effects of net operating losses.

Preliminary deferred tax liabilities of $9.6 million include tax effects of fair value adjustments related to identifiable intangible assets and deferred revenues.

Preliminary goodwill of $49.9 million represents the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the combined company determined that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the fiscal quarter in which the determination is made.

Note 3—Pro Forma Adjustments

The accompanying unaudited pro forma condensed combined financial statements have been prepared as if the acquisition was completed on June 30, 2008 for balance sheet purposes and on January 1, 2007 for statements of operations purposes and reflect the following pro forma adjustments:

(a)          To reflect the estimated cash portion of the purchase price and resulting decrease in interest income based on the weighted average rate of return for the periods presented.

(b)         To establish amortizable intangible assets and goodwill resulting from the acquisition.

(c)          To record estimated direct transaction costs incurred by Advent.

(d)         To record the difference between the fair values and historical carrying amounts of Tamale deferred revenues and deferred costs of revenues. The fair values represent amounts equivalent to the estimated costs plus an appropriate profit margin to fulfill the obligations assumed.

(e)          To record deferred tax liability related to identifiable non-goodwill intangible assets and deferred revenue obligations at the applicable local statutory rate.

(f)            To eliminate historical stockholders’ equity of Tamale.

(g)         To record the estimated fair value of Advent’s shares of common stock issued in the acquisition.

(h)         To record the amortization of the intangible assets resulting from the acquisition.

(i)             To record repayment of notes receivable from related parties required to consummate the transaction.

(j)             To record the income tax benefit on Tamale losses which the combined company is able to recognize.

(k)          To record the income tax impact on pro forma adjustments.

(l)             To record the elimination of a valuation allowance on the Tamale deferred tax asset related to net operating losses and other temporary differences.

Certain reclassifications have been made to conform Tamale’s historical financial statement presentation to Advent’s financial statement presentation.

Note 4—Pro Forma Combined Net Income Per Share

Shares used to calculate unaudited pro forma net income per basic and diluted share were computed by adding 906,000 shares issued as a result of the transaction for the periods ended December 31, 2007 and June 30, 2008, respectively, (using the treasury stock method) to Advent’s weighted average shares outstanding.